AMENDMENT TO EMPLOYMENT AGREEMENT


Based on the unanimous vote of the Board of Directors on February 25, 1998, the term of the employment contract for General Manager Eugene N. Bjornstad is hereby extended to October 24, 1999. Additionally, his annual performance evaluation will be conducted prior to April 24 of each year rather than the date presently in the employment agreement and in Board Policies 200, 201, and 202.




Signed:                                              Attested:



/s/ Patricia B. Jasper                         /s/ Christopher J. Birch
Patricia B. Jasper, President                  Christopher J. Birch, Secretary
Board of Directors                             Board of Directors



Accepted:



/s/ Eugene N. Bjornstad
Eugene N. Bjornstad, General Manager


April 8, 1998